                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT
-----------------------------

Applied Industrial Technologies, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-43506, 33-53401, 33-60687, 33-65509, 33-65513, 333-10139 and 333-27801 of
Applied Industrial Technologies, Inc. on Forms S-3, S-4 and S-8 of our reports dated August 7, 1997 (August 15, 1997 as to Note 13) appearing in and incorporated by reference in this Annual Report on Form 10-K of Applied Industrial Technologies, Inc. for the year ended June 30, 1997.




DELOITTE & TOUCHE LLP

Cleveland, Ohio

September 25, 1997